UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      April 17, 2017

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in the section entitled “Leadership Changes” in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD.

Special Investigation

As previously disclosed, on April 2, 2017, the Board of Directors (the “Board”) of AdCare Health Systems, Inc. (the “Company”) established an independent committee of the Board (the “Special Committee”) to conduct an internal investigation with respect to the circumstances surrounding the inaccurate representation of the educational credentials of William McBride, III, the Company’s Chief Executive Officer and Chairman of the Board, and related matters (the “Internal Investigation”). The Special Committee, with the assistance of independent legal counsel, has conducted and now completed the Internal Investigation.

Upon such completion, the Special Committee concluded, among other things, that: (i) in connection with his hiring by the Company, Mr. McBride intentionally misrepresented his educational credentials to the Board by indicating that he had an MBA degree from the University of California Los Angeles, which he does not; and (ii) Mr. McBride then allowed the same false information to be (a) included in a press release issued by the Company on October 13, 2014, which was then furnished as an exhibit to a Current Report on Form 8-K filed by the Company on October 17, 2014, and (b) incorporated into the biographical information with respect to Mr. McBride that appeared on the Company’s website. Based on the foregoing and the recommendation of the Special Committee, the Board instituted the leadership changes described below.

Leadership Changes

On April 17, 2017, the Board terminated Mr. McBride’s employment with the Company as its Chief Executive Officer for cause (as defined in the Executive Employment Agreement, dated October 10, 2014, between the Company and Mr. McBride, as subsequently amended (the “Employment Agreement”)), effective immediately. Pursuant to the Employment Agreement, upon termination of his employment for any reason, Mr. McBride will be treated for all purposes as having resigned from all positions that he holds or has ever held with the Company and any of its subsidiaries or affiliates. Accordingly, the termination of Mr. McBride’s employment constitutes his resignation from the Board as of such termination.

On April 17, 2017, the Board also appointed Allan J. Rimland, the Company’s President and Chief Financial Officer, to also serve as the Company’s Chief Executive Officer, effective upon Mr. McBride’s termination.

Mr. Rimland, age 54, has served as a director of the Company since October 14, 2015, as the Company’s President and Chief Financial Officer since April 1, 2015, and as the Company’s Secretary since May 1, 2015. From 2011 through February 2015, Mr. Rimland served as a Managing Director at Stephens Inc., a financial services firm, within its Investment Banking Group. In part, Mr. Rimland was responsible for originating and leading mergers and acquisitions and capital raising transactions for healthcare services clients. During the three years prior to working at Stephens Inc., Mr. Rimland was a Managing Director at JMP Securities LLC, an investment bank, where he served as Co-Head of its

Healthcare Services and IT Investment Banking Group. At JMP Securities, LLC, Mr. Rimland focused on mergers and acquisitions and public and private equity capital raising for healthcare services clients. Prior thereto, he was an investment banker at a number of investment banks including, Wachovia Capital Markets, Banc of America Securities and Morgan Stanley Dean Witter.

In connection with appointing Mr. Rimland as the Company’s President and Chief Financial Officer effective April 1, 2015, the Company entered into an Employment Agreement with Mr. Rimland, effective as of such date, the terms of which are described under Part III., Item 11., “Executive Compensation - Employment Agreements - Current Officers - Allan J. Rimland” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which description is incorporated by reference into this Item 7.01 and Item 5.02 of this Current Report on Form 8-K. No changes were made to Mr. Rimland’s compensation in connection with his appointment as the Company’s Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2017	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President, Chief Executive Officer and Chief Financial Officer

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